Exhibit 10.3

Sumitomo Dainippon Pharma Co., Ltd. 3-1, Kyobashi 1-chome, Chuo-ku, Tokyo 104-8356, Japan

December 22, 2020

Myovant Sciences Ltd.
Suite 1, 3rd Floor, 11-12 St. James’s Square,
London, SW1Y 4LB, United Kingdom
c/o Myovant Sciences, Inc.
2000 Sierra Point Parkway, 9th Floor
Brisbane, CA 94005, the United States of America

Re: $200,000,000 Credit Facility

Ladies and Gentlemen:
Reference is made to the commitment letter dated as of August 5, 2020 (the “Commitment Letter”), from Sumitomo Dainippon Pharma Co., Ltd., a company (Kabushiki Kaisha) incorporated under the laws of Japan (the “Lender”), to Myovant Sciences Ltd., an exempted company organized under the laws of Bermuda (the “Borrower”), with respect to a proposed $200,000,000 credit facility (the “Credit Facility”), the Summary of Principal Terms and Conditions attached thereto (the “Summary of Terms”), and the letter dated as of September 29, 2020, from the Lender to the Borrower, with respect to the extension of the expiration date in the Commitment Letter.
The Lender’s undertaking and commitment under the Commitment Letter expires on December 31, 2020, unless definitive documentation of the Credit Facility is executed and delivered prior to such date. The Lender hereby extends the December 31, 2020, expiration date in the Commitment Letter to March 31, 2021.
The Borrower reaffirms its agreements set forth in the Commitment Letter. Except as specifically provided herein, all terms and conditions of the Commitment Letter and the Summary of Terms remain in full force and effect, without waiver or modification.

Very truly yours,
SUMITOMO DAINIPPON PHARMA CO., LTD.
By:	/s/ Shigeyuki Nishinaka
Name:	Shigeyuki Nishinaka
Title:	Senior Executive Officer

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

MYOVANT SCIENCES LTD.
By:	/s/ Marianne Romeo
Name:	Marianne Romeo
Title:	Head, Global Transactions & Risk Management